Exhibit 10.8
SILA REALTY TRUST, INC.
RESTRICTED STOCK AWARD AGREEMENT
Name of Recipient:
Number of Award Shares:
Award Date:
THIS AGREEMENT (the “Agreement”) is made and entered into as of the day and date on the last page hereof (the “Award Date”), by and between Sila Realty Trust, Inc. (the “Company”), a Maryland corporation, and the individual Recipient noted above (the “Recipient”). Unless otherwise indicated, all capitalized terms used in this Agreement are defined in the Plan as of the Award Date or in the “Definitions” section of EXHIBIT A. EXHIBIT A is incorporated by reference and is included in the definition of “Agreement.”
W I T N E S S E T H:
WHEREAS, the Company has adopted the Carter Validus Mission Critical REIT II, Inc. Amended and Restated 2014 Restricted Share Plan (the “Plan”); and
WHEREAS, the Board of Directors of the Company (the “Board”) or a committee thereof has authorized the grant under the Plan to Recipient of a restricted stock award of Class A common stock of the Company (“Common Stock”), and the Company and Recipient wish to confirm herein the terms, conditions, and restrictions of the restricted stock award;
NOW, THEREFORE, in consideration of the premises, the mutual covenants contained herein, and other good and valuable consideration, the parties hereto agree as follows:

1	AWARD OF SHARES
1.1    Award of Shares. Subject to the terms, restrictions, limitations, and conditions stated herein and in the Plan, the Company hereby awards to Recipient the number of shares of Common Stock (the “Award Shares”) noted above. By the execution of this Agreement, the Recipient hereby accepts the Award Shares subject to all terms and provisions of this Agreement.
1.2    Vesting of Award Shares. Recipient shall become vested in a percentage of the Award Shares shown below, subject (except as provided otherwise in this Section 1.2) to the Continuous Service of the Recipient from the Award Date of the Award Shares through the specified vesting date:

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Vesting Schedule:
Percentage Vested:	Vesting Date:
100%	December 31, 2024, or, if earlier, on the 15 month anniversary of the date of a Qualified Event
If the above calculation of vested Shares would result in a fraction, any fraction will be rounded to zero. Except as otherwise provided in the Recipient’s employment agreement or offer letter or any severance plan in which the Recipient is a participant at the time of termination, upon the cessation of the Recipient’s Continuous Service prior to the Vesting Date, the Award Shares shall automatically be forfeited; provided, that if a Change of Control of the Company occurs while the Recipient is performing Continuous Service with the Company and the Award Shares are not assumed in connection with the Change of Control, then the Recipient shall nonetheless immediately, as of the date of such Change of Control, become fully (100%) vested in the Award Shares. Notwithstanding the foregoing, the [Board][Company’s Chief Executive Officer] may, in its sole discretion, accelerate the vesting of the Award Shares in whole or in part. The Award Shares which have become vested pursuant to the vesting schedule or by virtue of such acceleration are herein referred to as the “Vested Award Shares” and all Award Shares which are not Vested Award Shares are sometimes herein referred to as the “Unvested Award Shares.”
1.3    Rights as Stockholder; Dividend & Voting Rights. Recipient shall be entitled to dividends paid or declared on Vested and Unvested Award Shares for which the record date is on or after the date such Award Shares have been issued in the Recipient’s name; provided, however, any dividends paid in the form of common stock of the Company shall be considered Award Shares and shall be subject to all terms and provisions of this Agreement as the underlying Award Shares. Recipient shall have all voting rights applicable for all Vested and Unvested Award Shares for which the record date is on or after the date such Award Shares have been issued in the Recipient’s name. Recipient shall have no rights whatsoever (dividend, voting or otherwise) with respect to Award Shares which have been forfeited under Section 1.2.
1.4    Withholding on Award Shares. Recipient hereby agrees that, in consideration for the grant of the Award Shares, the following federal and state income tax withholding provisions shall apply:
(a)    Code §83(b) Election Made by Recipient. If the Recipient makes a Code §83(b) Election with respect to the Award Shares, then, in order not to forfeit Award Shares, the Recipient must deliver to the Company a check payable to the Company in the amount of all withholding or other tax obligations (whether federal, state or local) imposed on the Company by reason of such Code §83(b) Election simultaneously with the Recipient’s delivery to the Company of a copy of his Code §83(b) Election (which must occur no later than thirty (30) days after the Award Date). If the Recipient does not timely make such payment, the Award Shares shall be immediately forfeited by the Recipient, and any amounts which must be paid by the Company for any required withholding or other tax obligations imposed on the Company by reason of such Code §83(b) Election shall be paid by the Recipient by directly withholding all such amounts as quickly as possible consistent with applicable law from any other compensation payable to the Recipient on or after the date of such Code §83(b) Election. The Recipient hereby agrees to the withholding by the Company outlined in the preceding sentence, and authorizes and directs that such withholding from the Recipient’s compensation be made if such sentence is applicable.
(b)    Code §83(b) Election Not Made by Recipient. If the Recipient does not make a Code §83(b) Election with respect to the Award Shares, then the Recipient shall be entitled to elect one (or a combination) of the following methods of satisfying the Company’s withholding obligations (see EXHIBIT C attached):

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(1)    Direct Payment on or prior to Substantial Vesting Event. The Recipient may, on or before the date of occurrence of an event pursuant to which such Award Shares become “substantially vested” within the meaning of Code §83, deliver to the Company cash and/or a check payable to the Company in the amount of all withholding obligations (whether federal, state or local) imposed on the Company by reason of the substantial vesting of such Award Shares.
(2)    Return of Vested Award Shares upon Substantial Vesting Event. The Recipient may, as of the close of business on the business day which is coincident with or which immediately follows the occurrence of an event pursuant to which such Award Shares become “substantially vested” within the meaning of Code §83, direct the Company to repurchase from the Recipient the smallest whole number of Vested Award Shares which, when multiplied by the Fair Market Value of the Common Stock on such business date, is sufficient to satisfy the amount of the withholding tax obligations imposed on the Company by reason of the vesting of the Award Shares. If the Recipient elects this method of satisfying withholding obligations, the Recipient acknowledges and understands that any Vested Award Shares repurchased from the Recipient may result in tax consequences to the Recipient.
The Recipient’s election of a method of withholding under this Section 1.4 must be made prior to the date of occurrence of an event pursuant to which such Award Shares become “substantially vested” within the meaning of Code §83. The Recipient’s election of a method of withholding under this Section 1.4 shall, once made, be irrevocable. If the Recipient fails to timely make an election with respect to the vesting of any Award Shares, then the method specified in Section 1.4(b)(2) shall automatically apply.
1.5    Investment Representations. Recipient hereby represents, warrants, covenants, and agrees with the Company as follows:
(a)    The Award Shares being acquired by Recipient will be acquired for Recipient’s own account without the participation of any other person, with the intent of holding the Award Shares for investment and without the intent of participating, directly or indirectly, in a distribution of the Award Shares and not with a view to, or for resale in connection with, any distribution of the Award Shares, nor is Recipient aware of the existence of any distribution of the Award Shares;
(b)    Recipient is not acquiring the Award Shares based upon any representation, oral or written, by any person with respect to the future value of, or income from, the Award Shares but rather upon an independent examination and judgment as to the prospects of the Company;
(c)    The Award Shares were not offered to Recipient by means of publicly disseminated advertisements or sales literature, nor is the Recipient aware of any offers made to other persons by such means;
(d)    Recipient is able to bear the economic risks of the investment in the Award Shares, including the risk of a complete loss of Recipient’s investment therein;
(e)    Recipient understands and agrees that the Award Shares will be issued and sold to Recipient without registration under any state law relating to the registration of securities for sale, and will be issued and sold in reliance on the exemptions from registration under the Securities Act of 1933 (the “1933 Act”), provided by Sections 3(b) and/or 4(2) thereof and the rules and regulations promulgated thereunder;
(f)    The Award Shares cannot be offered for sale, sold or transferred by Recipient other than pursuant to: (A) an effective registration under the 1933 Act or in a transaction otherwise in compliance with the 1933 Act; and (B) evidence satisfactory to the Company of compliance with the applicable securities laws of other jurisdictions. The Company shall be entitled to rely upon an opinion of counsel satisfactory to it with respect to compliance with the above laws;

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(g)    The Company will be under no obligation to register the Award Shares or to comply with any exemption available for sale of the Award Shares without registration or filing, and the information or conditions necessary to permit routine sales of securities of the Company under Rule 144 of the 1933 Act are not now available and no assurance has been given that it or they will become available. The Company is under no obligation to act in any manner so as to make Rule 144 available with respect to the Award Shares;
(h)    Recipient has and has had complete access to and the opportunity to review and make copies of all material documents related to the business of the Company, including, but not limited to, contracts, financial statements, tax returns, leases, deeds, and other books and records. Recipient has examined such of these documents as Recipient has wished and is familiar with the business and affairs of the Company. Recipient realizes that the purchase of the Award Shares is a speculative investment and that any possible profit therefrom is uncertain;
(i)    Recipient has had the opportunity to ask questions of and receive answers from the Company and any person acting on its behalf and to obtain all material information reasonably available with respect to the Company and its affairs. Recipient has received all information and data with respect to the Company which Recipient has requested and which Recipient has deemed relevant in connection with the evaluation of the merits and risks of Recipient’s investment in the Company;
(j)    Recipient has such knowledge and experience in financial and business matters that Recipient is capable of evaluating the merits and risks of the purchase of the Award Shares hereunder and Recipient is able to bear the economic risk of such purchase; and
(k)    The agreements, representations, warranties, and covenants made by Recipient herein extend to and apply to all of the Award Shares of the Company issued to Recipient pursuant to this restricted stock award. Acceptance by Recipient of such Award Shares shall constitute a confirmation by Recipient that all such agreements, representations, warranties, and covenants made herein shall be true and correct at that time.

2 RESTRICTIONS & FORFEITURE OF AWARD SHARES
2.1    Restrictions on Unvested Award Shares. None of the Unvested Award Shares may be conveyed, pledged, assigned, transferred, hypothecated, encumbered, or otherwise disposed of by Recipient, and any attempt to do so with respect to Unvested Award Shares shall be null and void ab initio, unless the Committee expressly authorizes such in writing, in which case the transferee shall be subject to all provisions of this Restricted Stock Agreement. If Unvested Award Shares are transferred pursuant to the preceding sentence, the Recipient agrees to notify the Committee at least thirty (30) days prior to such transfer, and the Committee may require that the transferee thereof execute and deliver to the Company such documents and agreements as the Company shall reasonably require to evidence the fact that the Award Shares to be owned, either directly or beneficially, by such transferee shall continue to be subject to all the restrictions set forth in this Agreement and all applicable rights in favor of the Company set forth elsewhere herein, and that such transferee is subject to and bound by such restrictions and provisions. The restrictions of this Section 2.1 shall not apply to Vested Award Shares.
2.2    Restrictions on Transfer of Award Shares. Award Shares shall be subject to the following transfer restrictions:
(a)    General Rule. None of the Award Shares may be conveyed, pledged, assigned, transferred, hypothecated, encumbered, or otherwise disposed of by Recipient, or if the Award Shares are held or owned of record by a transferee, by such transferee, (either being referred to herein as the “Holder”), except as expressly provided in subsections (b), (c), or (d) below.

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(b)    Company Permitted Transfers. The Board may, but shall not be obligated to, approve the transfer of any or all of the Award Shares upon the condition that the transferee thereof execute and deliver to the Company such documents and agreements as the Company shall require to evidence the fact that the Award Shares to be owned, either directly or beneficially, by such transferee shall continue to be subject to all the restrictions set forth in this Agreement and all applicable rights in favor of the Company set forth herein, and that such transferee is subject to and bound by such restrictions and provisions.
(c)    Transfers upon Death. The Award Shares may be transferred by Holder to a transferee by bequest or by operation of the laws of descent and distribution upon the death of Holder upon the condition that the transferee thereof execute and deliver to the Company such documents and agreements as the Company shall require to evidence the fact that the Award Shares to be owned, either directly or beneficially, by such transferee shall continue to be subject to all the restrictions set forth in this Agreement and all applicable rights in favor of the Company set forth herein, and that such transferee is subject to and bound by such restrictions and provisions.
(d)    Post Service Period Transfers. The Award Shares may be transferred by Holder after the expiration of the one year period commencing on the date of the Recipient’s cessation of services for the Company (the “Post Service Period”), if and only if Holder shall have first complied with the right of first refusal described in Section 2.4 below.
2.3    Company’s Right to Repurchase. During the Post Service Period, the Company shall have the right, but not the obligation, to purchase from Holder all or any portion of the Award Shares which have not been forfeited pursuant to Section 1.2. The purchase price shall be the product of (1) a price per Award Share (the “Repurchase Price Per Share”), multiplied by (2) the number of Vested Award Shares the Company is repurchasing. If the Company elects to exercise its right to repurchase pursuant to this Section 2.3, it shall do so by giving written notice thereof to Holder, which notice shall specify the number of Award Shares held by Holder as to which the Company is exercising its repurchase right. The repurchase by the Company and the sale by Holder of such Award Shares shall be consummated not later than thirty (30) days following the date the Company gives written notice of its exercise of such repurchase right. Payment of the purchase price by the Company shall be in cash or by the Company’s check against delivery of the Award Shares being repurchased. The Repurchase Price Per Share shall equal the Fair Market Value of a share of Common Stock (on a fully diluted basis) as of the last day of the most recent fiscal quarter for which financial information is available, as determined by the Board of the Company. In making such determination, the Board may take into account factors that it, in good faith, deems relevant to such valuation, including the absence of a trading market, the minority status of the Award Shares, and such other facts and circumstances deemed material to the value of the Award Shares in the hands of Recipient.
2.4    Right of First Refusal. Before any Award Shares held by Holder may be sold or otherwise transferred (except for a transfer under Sections 2.2(b) or 2.2(c)), the Company or the stockholders of the Company (the “Stockholders”) shall have a right of first refusal to purchase the Award Shares on the terms and conditions set forth in this Section 2.4 (the “Right of First Refusal”).
(a)    Notice of Proposed Transfer. The Holder of the Award Shares shall deliver to the Company a written notice (the “Notice”) stating (i) the Holder’s bona fide intention to sell or otherwise transfer such Award Shares, (ii) the name of each proposed purchaser or other transferee (“Proposed Transferee”), (iii) the number of Award Shares to be transferred to each Proposed Transferee, and (iv) the bona fide cash price or other consideration for which the Holder proposes to transfer the Award Shares (the “Offered Price”); in addition, by providing the Notice, the Holder is deemed to be offering to sell the Shares at the Offered Price to the Company or the Stockholders, as the case may be.
(b)    Exercise of Right of First Refusal. At any time within sixty (60) days after receipt of the Notice (the “Election Period”), the Company may, by giving written notice to the Holder, elect to purchase

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any or all of the Award Shares proposed to be transferred to any one or more of the Proposed Transferees, at the purchase price determined in accordance with subsection (c) below. In the event the Company does not so elect to purchase any or all of the Award Shares proposed to be transferred, the Company shall promptly provide the Notice to the Stockholders. In such event, at any time within the Election Period, the Stockholders may, by giving written notice to the Holder, elect to purchase any or all of the Award Shares proposed to be transferred to any one or more of the Proposed Transferees, at the purchase price determined in accordance with subsection (c) below. The Stockholders shall have the right to accept the offer to purchase the Award Shares proposed to be transferred for the consideration and on the terms and conditions specified in the Notice, with each Stockholder having the right to acquire its Pro Rata Allotment (as defined below). “Pro Rata Allotment” shall mean with respect to any Award Shares proposed to be transferred, as determined for any Stockholder, the number of such Award Shares multiplied by a fraction, the numerator of which is the number of shares of Common Stock owned of record on the relevant date of determination by such Stockholder (on an as if converted basis), and the denominator of which is the number of shares of Common Stock owned of record on the relevant date of determination by all Stockholders (on a fully-diluted, as if converted basis). Each Stockholder shall have the right to assign its rights under this subsection (b) to the Company, or to the other Stockholders (proportionately, based upon proportions of the Pro Rata Allotment allocated to each Stockholder, excluding the assigning Stockholder).
(c)    Purchase Price. The purchase price for the Award Shares purchased under this Section 2.4 shall be the Offered Price. If the Offered Price includes consideration other than cash, the Board in good faith shall determine the cash equivalent value of the non-cash consideration.
(d)    Payment. Payment of the purchase price shall be made, at the option of the Company or the Stockholders, as the case may be, either (i) in cash (by certified check), by cancellation of all or a portion of any outstanding indebtedness of the Holder to the Company (if the Company shall be the purchasing party) or by any combination thereof within thirty (30) days after receipt of the Notice or (ii) in the manner and at the time(s) set forth in the Notice.
(e)    Holder’s Right to Transfer. If all of the Award Shares proposed in the Notice to be transferred to a given Proposed Transferee are not purchased by the Company and/or the Stockholders as provided in this Section 2.4, then the Holder may sell or otherwise transfer such Award Shares to that Proposed Transferee at the Offered Price or at a higher price, provided that such sale or other transfer is consummated within one hundred and twenty (120) days after the date of the Notice and provided further that any such sale or other transfer is effected in accordance with any applicable securities laws and the Proposed Transferee agrees in a manner satisfactory to the Company and in writing that the provisions of this Section 2.4 shall continue to apply to the Award Shares in the hands of such Proposed Transferee. If the Award Shares described in the Notice are not transferred to the Proposed Transferee within such period, a new Notice shall be given to the Company or the Stockholders, as the case may be, and the Company shall again be offered the Right of First Refusal, before any Award Shares held by the Holder may be sold or otherwise transferred.
(f)    Third Party Beneficiaries. Recipient agrees that the Stockholders are third party beneficiaries of the provisions of this Section 2.4 and that the Stockholders may enforce such provisions as if they were parties hereto. Recipient acknowledges that decisions that the Stockholders make with respect to the Company may be made in reliance upon the Recipient entering into this Agreement, and the Company would not enter into this Agreement without Recipient agreeing to the provisions of this Section 2.4.
2.5    Pledging of Award Shares. If the Company incurs indebtedness and in connection therewith, at the time the Recipient receives his Award Shares, all other stockholders of the Company have either pledged their shares of Common Stock, or have been asked to pledge their shares of Common Stock for the benefit of certain lenders of the Company, the Recipient, if so requested by the Company, shall pledge any exercised Award Shares on the same

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terms and conditions as the other stockholders of the Company and shall take such actions as may be required to accomplish the pledge as may be requested by the Company.
2.6    Market-Stand-Off Agreement. Recipient agrees that, if requested by the Company and its underwriters, Recipient will enter into a lock-up or similar agreement not to sell or offer to sell any securities of the Company during the 180-day period following the effective date of a registration statement of the Company filed under the 1933 Act provided that such agreement only applies to the first such registration statement of the Company which includes securities to be sold on the Company’s behalf to the public in an underwritten offering.
2.7    Termination of Restrictions. The restrictions contained in Sections 2.2 through 2.5 above shall continue in effect, notwithstanding the earlier termination or expiration of this Agreement, until ninety (90) days after the first sale of common stock of the Company to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission (other than a registration statement solely covering an employee benefit plan or corporate reorganization). However, notwithstanding the foregoing, the Award Shares, whether owned by the Recipient or any transferee thereof shall continue to be subject to all restrictions imposed under Section 1.2 until all Award Shares have become Vested Award Shares.
2.8    Right of Setoff. At any closing of a purchase by the Company of Award Shares pursuant to Sections 2.3, or 2.4, the Company shall have the right to set off against and to deduct from any sums payable by it in connection with the purchase of Award Shares, the principal amount of and all accrued but unpaid interest on any indebtedness of Recipient owing to the Company on the date of the closing.

3 GENERAL PROVISIONS
3.1    Legends. Each certificate (if any) representing the Award Shares shall, subject to Section 3.2 below, be endorsed with the following legend and Recipient shall not make any transfer of the Award Shares without first complying with the restrictions on transfer described in such legend:
TRANSFER IS RESTRICTED
THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO A RIGHT OF FIRST REFUSAL AND OTHER RESTRICTIONS ON TRANSFER SET FORTH IN A RESTRICTED STOCK AWARD AGREEMENT DATED [ ], A COPY OF WHICH IS AVAILABLE FROM THE COMPANY.
THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, OR HYPOTHECATED UNLESS (1) THERE IS AN EFFECTIVE REGISTRATION UNDER SUCH ACT COVERING SUCH SECURITIES, (2) THE TRANSFER IS MADE IN COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT, OR (3) THE ISSUER RECEIVES AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT.
Recipient agrees that the Company may also endorse any other legends required by applicable federal or state securities laws. The Company need not register a transfer of the Award Shares, and may also instruct its transfer agent, if any, not to register the transfer of the Award Shares unless the conditions specified in the foregoing legends are satisfied.
3.2    Removal of Legend and Transfer Restrictions.

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(a)    Any legend endorsed on a certificate pursuant to Section 3.1 and the stop transfer instructions with respect to the Award Shares shall be removed and the Company shall issue a certificate without such legend to the holder thereof if such Award Shares are registered under the Securities Act and a prospectus meeting the requirements of Section 10 of the Securities Act is available.
(b)    The restrictions described in the second sentence of the legend set forth in Section 3.1 may be removed at such time as permitted by Rule 144(k) promulgated under the Securities Act.
3.3    Governing Laws. This Agreement shall be construed, administered and enforced according to the laws of the State of Maryland; provided, however, no Award Shares shall be issued except, in the reasonable judgment of the Board, in compliance with exemptions under applicable state securities laws of the state in which Recipient resides, and/or any other applicable securities laws.
3.4    Successors. This Agreement shall be binding upon and inure to the benefit of the heirs, legal representatives, successors, and permitted assigns of the parties.
3.5    Notice. Except as otherwise specified herein, all notices and other communications under this Agreement shall be in writing and shall be deemed to have been given if personally delivered or if sent by registered or certified United States mail, return receipt requested, postage prepaid, addressed to the proposed recipient at the last known address of the recipient. Any party may designate any other address to which notices shall be sent by giving notice of the address to the other parties in the same manner as provided herein.
3.6    Severability. In the event that any one or more of the provisions or portion thereof contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions of this Agreement, and this Agreement shall be construed as if the invalid, illegal or unenforceable provision or portion thereof had never been contained herein.
3.7    Entire Agreement. Subject to the terms and conditions of the Plan, this Agreement, together with any terms applicable to the Award Shares in the Recipient’s employment agreement or offer letter or any severance plan in which the Recipient is a participant at the time of termination (such terms being incorporated herein by reference) expresses the entire understanding and agreement of the parties with respect to the subject matter. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.
3.8    Violation. Any transfer, pledge, sale, assignment, or hypothecation of the Award Shares or any portion thereof shall be a violation of the terms of this Agreement and shall be null, void and without effect ab initio.
3.9    Headings. Paragraph headings used herein are for convenience of reference only and shall not be considered in construing this Agreement.
3.10    Specific Performance. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the party or parties who are thereby aggrieved shall have the right to specific performance and injunction in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative.
3.11    No Employment Rights Created. Neither the establishment of the Plan nor the award of Award Shares hereunder shall be construed as giving Recipient the right to continued employment with the Company.
3.12    Capitalized Terms. All capitalized terms used in this Agreement shall have the meanings given to them herein or in the Plan.

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3.13    No Disclosure Duty. The Recipient and the Company acknowledge and agree that the Company and its directors, officers or employees shall have no duty or obligation to disclose to the Recipient any material information regarding the business of the Company or affecting the value of the Award Shares.
3.14    Tax Consequences. RECIPIENT REPRESENTS THAT RECIPIENT HAS BEEN ADVISED BY THE COMPANY TO CONSULT WITH, AND HAS FULLY CONSULTED WITH, RECIPIENT’S OWN TAX CONSULTANTS REGARDING HIS MAKING A CODE §83(B) ELECTION WITH RESPECT TO THE AWARD SHARES AND THE RESULTING IMPACT ON RECIPIENT’S PERSONAL TAX SITUATION, PRIOR TO ENTERING INTO THIS AGREEMENT AND THAT RECIPIENT IS NOT RELYING ON THE COMPANY FOR ANY TAX ADVICE. RECIPIENT UNDERSTANDS THAT RECIPIENT MAY SUFFER ADVERSE TAX CONSEQUENCES AS A RESULT OF RECIPIENT’S RECEIPT AND DISPOSITION OF THE SHARES. RECIPIENT UNDERSTANDS THAT RECIPIENT MAY OR MAY NOT MAKE A CODE §83(B) ELECTION WITH RESPECT TO THE AWARD SHARES, BUT THAT RECIPIENT SHALL BE SUBJECT TO THE WITHHOLDING PROVISIONS OF SECTION 1.4 HEREIN BASED UPON THE CHOICE OF RECIPIENT REGARDING SUCH CODE §83(B) ELECTION AND THE CHOICE OF RECIPIENT REGARDING THE TIME AND MANNER THAT WITHHOLDING OBLIGATIONS SHALL BE SATISFIED.
IN WITNESS WHEREOF, the parties have executed and sealed this Agreement on the day and year first set forth above.

COMPANY:	RECIPIENT:
SILA REALTY TRUST, INC.:
_______________________________________
By: ________________________________
Its: ________________________________

Attest: _______________________________

By: _______________________________
Its: _______________________________

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EXHIBIT A
DEFINITIONS

A.	Agreement shall mean this Restricted Stock Agreement.

B.	Award Shares shall mean the shares of common stock of the Company which are awarded to the Recipient subject to the terms and conditions of this Agreement.

C.	Code shall mean the Internal Revenue Code of 1986, as amended from time to time.

D.
Code §83(b) Election shall mean the election available to the recipient of property transferred in connection with the performance of services to include in gross income under Code §83(b) the excess of the fair market value of the property transferred determined as of the time of transfer over the amount (if any) paid for such property as compensation for services.

E.	Common Stock shall mean the common stock of the Company.

F.	Company shall mean Sila Realty Trust, Inc., and any successor thereto.

G.	Committee shall mean the Compensation Committee of the Board of Directors.

H.	Plan shall mean the Carter Validus Mission Critical REIT II, Inc. Amended and Restated 2014 Restricted Share Plan.

I.
Qualified Event shall mean either of the following: (a) a listing of the Company’s (or a successor’s or parent entity’s) stock on the New York Stock Exchange, NASDAQ or on any other nationally recognized stock exchange; or (b) an underwritten public offering of the Company’s (or a successor’s or parent entity’s) stock pursuant to an effective registration statement under the Securities Act of 1933, as amended from time to time, which shares are approved for listing or quotation on the New York Stock Exchange, NASDAQ or on any other nationally recognized stock exchange.

J.	Recipient shall mean the individual shown on this Agreement as the Recipient.

K.	Unvested Award Shares shall mean the Award Shares which have not become vested pursuant to the Vesting Schedule or otherwise.

L.	Vested Award Shares shall mean the Award Shares which have become vested pursuant to the Vesting Schedule or otherwise.

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EXHIBIT B
ELECTION UNDER SECTION 83(b)
OF THE INTERNAL REVENUE CODE
The undersigned taxpayer (the “Taxpayer”) hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in his gross income for the current taxable year, the amount of any compensation taxable to him in connection with his receipt of the property described below:

1.	The name, address and taxpayer identification number of the undersigned Taxpayer are as follows:

Name:

Address:

Social Security Number (TIN):

2.	The property with respect to which the election is made is:
shares of Class A common stock of Sila Realty Trust, Inc.

3.	The date on which the property was transferred and the taxable year for which this election is made are:

Date on Which Property Was Transferred:

Taxable Year for Which Election is Made:

4.	The property is subject to transferability, forfeiture and other restrictions, all as set forth in a Restricted Stock Agreement between the Taxpayer and Sila Realty Trust, Inc.

5.	The fair market value at the time of transfer, determined without regard to any restriction other than a restriction which by its terms will never lapse, of such property is:

$ /Share X Shares = $

6.	No amount was paid for such property.
The undersigned Taxpayer has submitted copies of this statement to Sila Realty Trust, Inc., the person for whom the services were performed in connection with the Taxpayer’s receipt of the above-described property. The Taxpayer is the person performing the services in connection with the transfer of said property. The undersigned Taxpayer understands that the foregoing election may NOT be revoked except with the consent of the Commissioner, which will only be granted when the Taxpayer is under a mistake of fact as to the underlying transaction and when made within 60 days of the date such mistake of fact first became known to the Taxpayer.
THE UNDERSIGNED TAXPAYER UNDERSTANDS AND ACKNOWLEDGES THAT, FOR THIS ELECTION TO BE EFFECTIVE, COPIES OF THIS COMPLETED ELECTION FORM MUST BE FILED

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WITH THE INTERNAL REVENUE SERVICE (AT THE LOCATION WHERE THE TAXPAYER’S INCOME TAX RETURN WOULD BE FILED) NOT LATER THAN 30 DAYS AFTER THE DATE THE ABOVE-DESCRIBED PROPERTY WAS TRANSFERRED TO THE TAXPAYER. A COPY OF THIS COMPLETED ELECTION MUST ALSO BE SUBMITTED TO SILA REALTY TRUST, INC., ALONG WITH FULL PAYMENT OF AMOUNTS REQUIRED TO BE WITHHELD UNDER APPLICABLE LAW, WITHIN 30 DAYS AFTER THE DATE THE ABOVE-DESCRIBED PROPERTY WAS TRANSFERRED TO THE TAXPAYER.

Dated this day of , 20 .

Signature:

Name of Taxpayer:

Code §83(b) Election Form

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EXHIBIT C
WITHHOLDING ELECTION

TO:	Sila Realty Trust, Inc.

RE:	Withholding Election

This election relates to the number of shares of common stock of the Company which will vest on the date noted below (the “Vesting Shares”):

Number of Vesting Shares:

Date of Vesting:

Restricted Stock Agreement:
Restricted Stock Agreement between the Recipient (designated below) and Sila Realty Trust, Inc. (the “Company”).

Date of Agreement:

Total Number of Restricted Shares subject to Restricted Stock Agreement:

I, the undersigned Recipient, hereby certify that:
-My correct name and social security number and my current address are set forth at the end of this document.
-I have read and understand the Restricted Stock Agreement and the various methods by which withholding obligations regarding the Vesting Shares subject to the Restricted Stock Agreement may be satisfied.
-I do hereby elect the following method of withholding pursuant to Section 1.4 of the Restricted Stock Agreement with respect to any withholding or other tax obligations (whether federal, state or local) imposed on the Company by reason of the substantial vesting of the Vesting Shares (the “Withholding Obligations”), assuming that I have met all requirements under the Plan relative to such election and such election is approved by the Company:

☐
In accordance with Section 1.4(b)(1), I hereby elect to pay to the Company the entire amount of all Withholding Obligations with respect to the Vesting Shares in cash or by check on or before the Date of Vesting.

☐
In accordance with Section 1.4(b)(2), I hereby elect that the entire amount of all Withholding Obligations with respect to the Vesting Shares should be paid by having the Company repurchase the smallest whole number of the Vested Shares which, when multiplied by the fair market value per share of the common stock of the Company as of the close of business on the business day which is coincident with or immediately follows the Date of Vesting, will be sufficient to satisfy the amount of such Withholding Obligations, and applying all the

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proceeds from such repurchase to such Withholding Obligations. I further acknowledge and understand that the repurchase by the Company of any Vested Shares may result in tax consequences to me.
-I understand that capitalized terms used in this Withholding Election without definition herein shall have the meanings given to them in the Restricted Stock Agreement and in the Plan.
-I also understand that if I do not timely (in accordance with the Restricted Stock Agreement and the Plan) submit this form properly completed, I shall be responsible for timely paying all Withholding Obligations and that the Company may withhold an amount sufficient to pay all the Withholding Obligations from any other amounts due or owing to me (including salary) if I do not do so.

RECIPIENT:
Dated this day of , 20

Recipient’s Address:

Printed Name:

Withholding Election Form

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